                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of The Charles Schwab Corporation on Form S-4 (No. 333-30886) of our report dated June 17, 2003 appearing in the Annual Report on Form 11-K of the U.S. Trust Corporation 401(k) Plan for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP
New York, New York
June 27, 2003